Section 2: EX-99.1 (FIRST QUARTER EARNINGS PRESS RELEASE, DATED MAY 1, 2013)

Exhibit 99.1
Carla Baca
Financial Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS NORMALIZED FFO OF $0.32 PER SHARE FOR THE FIRST QUARTER

NASHVILLE, Tennessee, May 1, 2013 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the first quarter ended March 31, 2013. Normalized FFO for the three months ended March 31, 2013 totaled $0.32 per diluted common share. Normalized FAD for the three months ended March 31, 2013 totaled $0.34 per diluted common share.

Salient highlights include:

•	Year-over-year NOI for the same-store portfolio increased 2.5% in the first quarter.

•	The Company renewed 72 leases in its same-store portfolio totaling 270,168 square feet, with a retention rate of 84.2%.

•	The twelve stabilizing properties (“SIP”) were 65% leased at the end of the first quarter, with occupancy increasing to 45%.

•	NOI for the SIP properties reached approximately $1.3 million per quarter.

•
Since the beginning of the first quarter, the Company acquired two facilities for a total purchase price of $32.5 million. The buildings total approximately 95,000 square feet and are both 100% occupied.

•	The Company raised $39.7 million in the first quarter through its at-the-market equity program to fund recent acquisitions.

•
The Company issued $250 million of unsecured senior notes due in April 2023 with a coupon rate of 3.75%. In conjunction with the issuance of these notes, the Company redeemed its 5.125% 2014 unsecured senior notes in April 2013.

•	The Company extended the maturity date to April 2017 and lowered its borrowing cost under its unsecured $700 million revolving credit facility.

•	A dividend of $0.30 per share was declared for the first quarter of 2013, which is 88.2% of normalized FAD.

For the three months ended March 31, 2013, year-over-year revenues grew by $6.4 million to $82.6 million, income from continuing operations totaled $2.1 million, and the Company recognized a net loss, including $3.6 million in impairment charges, totaling $1.0 million.

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Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $3.0 billion in 205 real estate properties and mortgages as of March 31, 2013. The Company's 200 owned real estate properties are located in 28 states and total approximately 13.5 million square feet. The Company provides property management services to approximately 10.1 million square feet nationwide.
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Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2012 under the heading "Risk Factors,” and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Balance Sheets (1)
(amounts in thousands, except for share data)
(Unaudited)

ASSETS
Real Estate Properties:	3/31/2013	12/31/2012
Land	$164,649	$161,875
Buildings, improvements and lease intangibles	2,613,069	2,625,538
Personal property	19,208	19,100
Land held for development	17,054	25,171
Total real estate properties	2,813,980	2,831,684
Less accumulated depreciation	(597,434)	(586,725)
Total real estate properties, net	2,216,546	2,244,959
Cash and cash equivalents	94,171	6,776
Mortgage notes receivable	190,134	162,191
Assets held for sale and discontinued operations, net	22,297	3,337
Other assets, net	132,102	122,709
Total assets	$2,655,250	$2,539,972

LIABILITIES AND EQUITY
Liabilities:
Notes and bonds payable	$1,415,119	$1,293,044
Accounts payable and accrued liabilities	45,534	65,678
Liabilities of discontinued operations	86	131
Other liabilities	57,895	60,175
Total liabilities	1,518,634	1,419,028
Commitments and contingencies
Equity:
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 150,000 shares authorized; 89,217 and 87,514 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	892	875
Additional paid-in capital	2,142,346	2,100,297
Accumulated other comprehensive loss	(2,092)	(2,092)
Cumulative net income attributable to common stockholders	800,417	801,416
Cumulative dividends	(1,806,298)	(1,779,552)
Total stockholders’ equity	1,135,265	1,120,944
Noncontrolling interests	1,351	—
Total equity	1,136,616	1,120,944
Total liabilities and equity	$2,655,250	$2,539,972

(1)
The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Operations (1)
(amounts in thousands, except for share data)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues
Rental income	$78,191	$72,099
Mortgage interest	2,937	2,292
Other operating	1,456	1,774
	82,584	76,165
Expenses
Property operating	29,826	28,285
General and administrative	6,541	5,261
Depreciation	21,852	20,479
Amortization	2,689	2,522
Bad debt, net of recoveries	(12)	(41)
	60,896	56,506
Other Income (Expense)
Interest expense	(19,795)	(18,379)
Interest and other income, net	232	216
	(19,563)	(18,163)

Income From Continuing Operations	2,125	1,496

Discontinued Operations
Income from discontinued operations	487	2,380
Impairments	(3,630)	(4,170)
Gain on sales of real estate properties	—	3,428
Income (Loss) From Discontinued Operations	(3,143)	1,638

Net Income (Loss)	(1,018)	3,134
Less: Net loss attributable to noncontrolling interests	19	—
Net Income (Loss) Attributable To Common Stockholders	($999)	$3,134
Basic Earnings (Loss) Per Common Share:
Income from continuing operations	$0.02	$0.02
Discontinued operations	(0.03)	0.02
Net income (loss) attributable to common stockholders	($0.01)	$0.04
Diluted Earnings (Loss) Per Common Share:
Income from continuing operations	$0.02	$0.02
Discontinued operations	(0.03)	0.02
Net income (loss) attributable to common stockholders	($0.01)	$0.04
Weighted Average Common Shares Outstanding—Basic	86,894	76,427
Weighted Average Common Shares Outstanding—Diluted	88,382	77,641

(1)
The Condensed Consolidated Statements of Operations do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED Reconciliation of FFO and Normalized FFO (1) (2) (amounts in thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2013	2012
Net Income (Loss) Attributable to Common Stockholders	($999)	$3,134
Gain on sales of real estate properties	—	(3,428)
Impairments	3,630	4,170
Real estate depreciation and amortization	23,958	23,428
Total adjustments	27,588	24,170
Funds From Operations	$26,589	$27,304
Write off of deferred financing costs upon amendment of line of credit facility	252	—
Acquisition costs	219	109
Interest incurred related to the timing of issuance/redemption of senior notes	188	—
Severance costs included in general and administrative expenses	609	—
Termination fee received upon disposal of a real estate asset	—	(1,500)
Normalized Funds From Operations	$27,857	$25,913
Funds from Operations per Common Share—Diluted	$0.30	$0.35
Normalized Funds From Operations Per Common Share—Diluted	$0.32	$0.33
Weighted Average Common Shares Outstanding—Diluted	88,382	77,641

(1)
Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.”

(2)
FFO and Funds Available For Distribution (“FAD”) do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and are not necessarily indicative of cash available to fund cash needs. FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company’s operating performance or as alternatives to cash flow as measures of liquidity.

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HEALTHCARE REALTY TRUST INCORPORATED Reconciliation of FAD and Normalized FAD (1) (amounts in thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2013	2012
Net Income (Loss) Attributable to Common Stockholders	($999)	$3,134
Gain on sales of real estate properties	—	(3,428)
Impairments	3,630	4,170
Depreciation and amortization - real estate	23,983	23,428
Depreciation and amortization - other	1,885	1,304
Provision for bad debt, net	(12)	(42)
Straight-line rent receivable	(1,680)	(1,900)
Straight-line rent liability	102	90
Stock-based compensation	1,848	932
Provision for deferred post-retirement benefits	217	266
Total non-cash items included in cash flows from operating activities	29,973	24,820
Funds Available For Distribution	$28,974	$27,954
Write off of deferred financing costs upon renewal of line of credit facility	252	—
Acquisition costs	219	109
Interest incurred related to the timing of issuance/redemption of senior notes	188	—
Severance costs included in general and administrative expenses excluding stock-based compensation	218	—
Termination fee received upon disposal of a real estate asset	—	(1,500)
Normalized Funds Available For Distribution	$29,851	$26,563
Funds Available For Distribution Per Common Share—Diluted	$0.33	$0.36
Normalized Funds Available For Distribution Per Common Share—Diluted	$0.34	$0.34
Weighted Average Common Shares Outstanding—Diluted	88,382	77,641

(1)
FFO and Funds Available For Distribution (“FAD”) do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and are not necessarily indicative of cash available to fund cash needs. FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company’s operating performance or as alternatives to cash flow as measures of liquidity.

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